                                  EXHIBITS

EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

                                                                                           Three months ended
                                                                                                March 31,
                                                                                    ----------------------------------
                                                                                          1999             1998
                                                                                    ----------------- ----------------
Numerator:

   Numerator for basic and diluted income (loss) per share - net income (loss)         $ (1,369,196)      $1,157,504
                                                                                    ----------------- ----------------

Denominator:
   Denominator for basic income (loss) per share - weighted average
     common shares                                                                       12,328,754       12,682,012

   Effect of dilutive securities:
     Stock options, net                                                                       --              326,682
                                                                                    ----------------- ----------------

   Denominator for diluted income (loss) per share                                       12,328,754       13,008,694
                                                                                    ----------------- ----------------

Basic income (loss) per share                                                             $   (0.11)        $   0.09
                                                                                    ----------------- ----------------
                                                                                    ----------------- ----------------

Diluted income (loss) per share                                                           $   (0.11)        $   0.09
                                                                                    ----------------- ----------------
                                                                                    ----------------- ----------------